UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2006

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, the Compensation Committee of the Board of Directors of Insmed Incorporated (the “Company”) approved the bonus plan and bonus targets for executive officers for fiscal 2006. If the Company is successful in meeting its 2006 corporate objectives the President and Chief Executive Officer will be entitled to a bonus of up to 50% of his annual salary and the other executive officers will be entitled to bonuses of up to 35% of their annual salaries with the Compensation Committee having the discretion to grant additional bonuses for exceptional performance. The performance period will consist of the period from January 1, 2006 to December 31, 2006 and the performance of the participants shall be determined by the Compensation Committee. Executive officers entitled to participate under the plan are the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Executive Vice President and Chief Business Officer, Executive Vice President and Chief Financial Officer and Senior Vice President of Manufacturing. The 2006 corporate objectives are as follows:

•	Strengthen manufacturing capability.

•	Launch IPLEX™ commercial program.

•	Implement additional Clinical/Regulatory systems to support commercial operations.

•	Develop additional clinical data to support marketing effort and explore additional indications.

•	Submit EU MAA for IPLEX™

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: May 15, 2006

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.,
	Title:	Executive Vice President & Chief Financial Officer